LIFEVANTAGE ANNOUNCES SETTLEMENT OF ZRII LITIGATION

Company Raises Over $1.0 Million in Financing

San Diego, CA, December 18, 2009, LifeVantage Corporation (OTCBB: LFVN), the maker of Protandim® and TrueScience™ Anti-Aging Cream, science-based solutions to oxidative stress, announced today that the Company has entered into a settlement agreement with, among other parties, Zrii, LLC. Under the terms of this agreement, LifeVantage paid $400,000 to Zrii, and Zrii and its founder, William Farley, on the one hand, and the Company and many individuals and entities associated with the Company, on the other hand, agreed to mutual releases of claims. The settlement agreement also includes the parties’ agreement to dismiss, with prejudice, litigation pending in California, Delaware and Utah that was instituted by Zrii early in 2009. LifeVantage is a party only to the California litigation, which will be dismissed, with prejudice, no later than 30 days after Zrii’s receipt of the $400,000 payment. The Company is not a party to the Delaware or Utah litigation.

LifeVantage also announced that it has raised to date an aggregate of $1,122,143 in a financing in which the Company sold to accredited investors 8% convertible debentures in an aggregate principal amount of $1,121,020 and warrants to purchase shares of the Company’s common stock. The debentures are convertible into shares of the Company’s common stock at any time at the discretion of the holder at a conversion price per share of $0.20. The warrants are exercisable at any time at the discretion of the holder at an exercise price of $0.50 per share.

About LifeVantage Corporation
LifeVantage Corporation is a publicly traded (OTCBB: LFVN), science-based, nutraceutical company dedicated to helping people reach their health and wellness goals. Founded in 2003 and based in San Diego, CA, LifeVantage develops products, including Protandim®, that are intended to deliver significant health benefits to consumers. For more information, visit www.LifeVantage.com.

Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believe,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the potential failure or unintended negative consequences of the implementation of the Company’s network marketing sales channel; the Company’s ability to retain independent distributors or to attract new independent distributors on an ongoing basis; the potential for third party and governmental actions involving the Company’s network marketing sales channel; the potential for product liability claims against the Company; the risk that government regulators and regulations could adversely affect the Company’s business; future laws or regulations may hinder or prohibit the production or sale of the Company’s existing product and any future products; unfavorable publicity could materially hurt the Company’s business; and the Company’s ability to protect its intellectual property rights and the value of its product. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q under the caption “Risk Factors”, and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

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Investor Relations Contact:
Ioana C. Hone
(858) 312-8000 Ext. 4